Exhibit A(3)(a)

PRINCIPAL UNDERWRITING AGREEMENT

THIS PRINCIPAL UNDERWRITING AGREEMENT (the “Agreement”) is dated as of [●], 2015 by and between ALAIA MARKET LINKED TRUST (the “Trust”) on behalf of each series of the Trust listed on Schedule A hereto (each a “Series of Trust”) and BEECH HILL SECURITIES, INC., as Depositor (the “Company”).

WHEREAS, the Trust was formed pursuant to a certain Standard Terms and Conditions of Trust For ALAIA Market Linked Trust, Effective for Unit Investment Trusts Investing in Equity Securities, Debt Securities and/or Derivative Transactions Established On and After [●], 2015, dated as of [●], 2015, by and among the Company, as Depositor, The Bank of New York Mellon, as Trustee, and Alaia Capital, LLC, as Portfolio Consultant, Evaluator and Supervisor (such agreement, the “Standard Terms and Conditions of Trust”);

WHEREAS, each Series of Trust has been or will be created by a supplement to the Standard Terms and Conditions of Trust (such supplement, the “Series Supplement” and together with the Standard Terms and Conditions of Trust, the “Trust Agreement”);

WHEREAS, each Series of Trust is offering shares of fractional undivided interests in its underlying investment portfolio (the “Units”);

WHEREAS, each Series of Trust is a unit investment trust registered with the SEC under the 1940 Act;

WHEREAS, the Company is registered under the Securities Exchange Act as a broker-dealer and is a member of FINRA;

WHEREAS, each Series of Trust desires that the Company offer, as principal underwriter, the Units to the public through financial intermediaries and the Company is willing to provide such services on the terms and conditions set forth in this Agreement; and

NOW THEREFORE, for and in consideration of the premises and the mutual agreements contained herein, the Trust, on behalf of each Series of Trust, and the Company hereby agree as follows:

1.	INTERPRETATION

It is understood and agreed that for ease of administration, a single document is being executed so as to enable the Trust to enter into this Agreement on behalf of each respective Series of Trust. The parties agree that this Agreement shall be treated as if it were a separate agreement with respect to each Series of Trust and as if each such Series of Trust had executed a separate agreement naming only itself as a party to this Agreement with the Company. The parties further agree that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series of Trust shall be enforceable against the assets of such Series of Trust only, and not against the assets of the Trust generally or the assets of any other Series of Trust. Further, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series of Trust shall be enforceable against the assets of any other Series of Trust.

2.	APPOINTMENT OF THE COMPANY AND DELIVERY OF DOCUMENTS

(a)
Each Series of Trust hereby appoints the Company, and the Company hereby accepts such appointment, to act as principal underwriter and distributor of the Units for the period and on the terms set forth in this Agreement. In connection therewith, the relevant Series of Trust has delivered or caused to be delivered to the Company current copies of:

(i)	the respective Trust Agreement (including the Standard Terms and Conditions of Trust and the related Series Supplement);

(ii)	the ALAIA Market Linked Trust’s current Registration Statement under the 1940 Act on Form N-8B-2 (as filed with the SEC);

(iii)	the ALAIA Market Linked Trust’s notification of registration under the 1940 Act on Form N-8A (as filed with the SEC);

(iv)	the Series of Trust’s current Registration Statement and Prospectus on Form S-6;

(b)	The relevant Series of Trust shall promptly furnish the Company with all amendments of or supplements to the documents referenced in the foregoing paragraph.

3.	NATURE OF DUTIES

(a)
The Company agrees to act as distributor of the Units and to use its best efforts to solicit orders to purchase Units and otherwise perform all duties and functions, which are necessary and proper for the distribution of the Units.

(b)
The rights given to the Company under this Agreement shall not apply to (i) the reinvestment of dividends or other distributions in Units by the unitholders of any Series of Trust or (ii) any other offering of securities to its unitholders by any Series of Trust.

(c)
Notwithstanding the foregoing, the Company is and may in the future distribute shares of other investment companies including investment companies having investment objectives similar to those of any Series of Trust. Each Series of Trust further understands and agrees that existing and future investors in such Series of Trust may invest in shares of such other investment companies. Each Series of Trust agrees that the services that the Company provides are not exclusive to any single investment company and any services so provided to such other investment companies shall not be deemed in conflict with its duties under this Agreement.

4.	OFFERING OF UNITS

(a)
Pursuant to the Trust Agreement, the Company shall have the right to deposit or cause to be deposited funds, securities, derivative transactions or other property into a Series of Trust and receive in return Units needed to fill unconditional orders for Units placed with the Company by selected dealers or selected agents (each as defined in Section 9 hereof) acting as agent for their own customers’ or on their own behalf (such dealers and agents, the “Selling Brokers”). Units so received by the Company are to be sold by the Company to Selling Brokers in accordance with the terms of individual dealer agreements as described in Section 9 of this Agreement.

(b)	The Company agrees to offer the Units for sale in accordance with the terms of the Trust Agreement and the Registration Statement and Prospectus then in effect for the relevant Series of Trust.

(c)
The Company acknowledges that the Units shall be held solely in uncertificated form evidenced by appropriate notation in the registration books of the Trustee, and no unitholder shall be entitled to the issuance of a certificate evidencing the Units owned by such unitholder. The only permitted registered holder of Units shall be through The Depository Trust Company (or its nominee, Cede & Co.); consequently, individuals must hold their Units through an entity that is a participant in The Depository Trust Company. Should The Depository Trust Company cease to be the registered holder of Units, the Trustee may either (i) register Units in such names as The Depository Trust Company shall direct or (ii) terminate the Series of Trust in the manner provided in accordance with the Trust Agreement. In no case shall the Trustee be liable to any person for such termination.

(d)
No Units shall be offered by either the Company or a Series of Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Units hereunder shall be accepted by the Company if and so long as the effectiveness of the relevant Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act, or if and so long as a current Prospectus, as required by Section 10(b) of the Securities Act, is not on file with the SEC.

5.	REPURCHASE OR REDEMPTION OF SHARES BY THE TRUST

(a)
Any of the outstanding Units of a Series of Trust may be tendered for redemption at any time, and the Series of Trust agrees to redeem such Units so tendered in accordance with its obligations as set forth in the Trust Agreement and the relevant Prospectus.

(b)
The Series of Trust or its designated agent shall pay (i) the total amount of the redemption price as determined in accordance with the terms of the Trust Agreement and (ii) except as may be otherwise required by FINRA Rules, any applicable deferred sales charges to the Company, in accordance with the Company’s instructions on or before the seventh calendar day (or such other earlier business day as is customary in the investment company industry) subsequent to the Series of Trust or its agent having received the notice of redemption in proper form.

(c)
Not later than the close of business on the day of tender of a Unit for redemption by a unitholder other than the Company, the Trustee shall notify the Company of such tender. The Company shall have the right to purchase such Unit by notifying the Trustee of its election to make such purchase by the Trustee’s close of business on the day on which such Unit was tendered for redemption. Any such purchase shall be made by payment for such Unit by the Company to the unitholder not later than the close of business on the date of such redemption of an amount not less than the redemption price otherwise payable by the Trustee to such unitholder.

(d)
Pursuant to the terms of the Trust Agreement, the redemption of Units or payment therefore may be suspended (i) for any period during which the New York Stock Exchange is closed other than customary weekend and holiday closings or during which trading on the New York Stock Exchange is restricted; (ii) for any period during which disposal by the Trust of any securities, derivatives transactions or other property is not reasonably practicable or it is not reasonably practicable to fairly determine the value of any securities or other property held in the Trust in accordance with the Standard Terms and Conditions of Trust or (iii) for such other period as the SEC may by order permit.

6.	REPRESENTATIONS OF THE COMPANY

(a)
As of the date first referenced above, the Company represents and warrants that it is (i) duly registered as a broker-dealer under the Securities Exchange Act, (ii) a member in good standing of FINRA and (iii) to the extent necessary to offer the Units, duly registered or otherwise qualified under the securities laws of any state or other jurisdiction. The Company agrees that it shall be responsible for performing its sales and underwriting obligations hereunder in continued compliance with FINRA Rules and federal and state securities laws and regulations.

(b)
Notwithstanding anything in this Agreement to the contrary, the Company makes no warranty or representation as to the number of selected dealers or selected agents with which it has entered into agreements in accordance with Section 9 hereof, as to the availability of any Units to be sold through any selected dealer, selected agent or other intermediary or as to any other matter not specifically set forth herein.

7.	DUTIES AND REPRESENTATIONS OF THE TRUST

(a)
Each Series of Trust will execute any and all documents, furnish any and all information and otherwise take any and all actions that may be reasonably necessary to register or qualify Units for sale in such states as the Company may designate, and the Series of Trust shall pay all fees and other expenses incurred in connection with such registration or qualification.

(b)
Each Series of Trust agrees to cooperate with the Company and provide reports as necessary to maintain appropriate licensing and qualifications for the registered representatives of the Company or any Selling Broker and to report to the Company any complaints, arbitrations, litigation or any other material matter that may affect a registered representative’s registration status.

(c)	The Company may rely on and will be held harmless from relying on written instructions it receives in connection with the distributions contemplated by this Agreement.

(d)	The Trust represents and warrants to the Company that:

(i)	It is a statutory trust duly organized and existing and in good standing under the laws of the State of Delaware;

(ii)	It is empowered under applicable laws and by the Trust Agreement to enter into and perform this Agreement;

(iii)	All Units, when issued, shall be validly issued, fully paid and non-assessable;

(iv)
This Agreement, when executed and delivered, will constitute a legal, valid and binding obligation of the Series of Trust, enforceable against the applicable Series of Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties;

(v)	The performance by the Series of Trust of its obligations hereunder does not and will not contravene any provision of the Trust Agreement and Prospectus;

(vi)	The Registration Statement is currently effective with respect to the Units; and

(vii)	All Units are properly registered in the states as required by applicable state laws.

8.	COMPENSATION AND EXPENSES

In consideration of the services provided by the Company hereunder, the Series of Trust agrees to pay to the Company (i) any applicable sales charge (including creation and development fees) assessed upon investors in connection with the purchase of Units and (ii) from the Series of Trust, any applicable contingent deferred sales charge (“CDSC”) assessed upon investors in connection with the redemption of Units.

9.	SELECTED DEALER AND SELECTED AGENT AGREEMENTS

The Company shall have the right to enter into selected dealer agreements with securities dealers of its choice (“selected dealers”) and selected agent agreements with depository institutions and other financial intermediaries of its choice (“selected agents”) for the sale of Units and to fix therein the portion of the sales charge, if any, that may be allocated to the selected dealers or selected agents. Selected dealers and selected agents shall resell Units at the public offering price(s) set forth in the Prospectus relating to the Units. Within the United States, the Company shall offer and sell Units only to selected dealers that are members in good standing of FINRA.

10.	EFFECTIVENESS AND DURATION

(a)	This Agreement may be terminated by either party hereto upon 60 days’ prior written notice to the other party.

(b)	This Agreement may be terminated upon written notice of one party to the other party hereto in the event of bankruptcy or insolvency of such party to which notice is given.

(c)	This Agreement may be terminated at any time upon the mutual written consent of the parties hereto.

(d)	This Agreement will automatically and immediately terminate in the event of its “assignment.”

(e)
The Company agrees to notify the Trust and the Trustee immediately upon the event of the Company’s expulsion or suspension by FINRA. This Agreement will automatically and immediately terminate in the event of the Company’s expulsion or suspension by FINRA.

11.	DISASTER RECOVERY

The Company shall maintain disaster recovery procedures in effect making reasonable provisions for the storage and retrieval of information maintained in the Company’s possession.

12.	DEFINITIONS

As used in this Agreement, the following terms shall have the meaning set forth below:

(a)	“1940 Act” means the Investment Company Act of 1940, as amended.

(b)	“FINRA” means the Financial Industry Regulatory Authority, Inc.

(c)	“FINRA Rules” means the Constitution, By-Laws, and Rules of Fair Practice of FINRA and any interpretations thereof.

(d)	“Prospectus” means, with respect to a Series of Trust, the current prospectus, as currently in effect and as amended or supplemented.

(e)	“Registration Statement” means the relevant registration statement on

Form N-8B-2 and Form S-6 and all amendments thereto filed with the SEC.

(f)	“SEC” means the U.S. Securities and Exchange Commission.

(g)	“Securities Act” means the Securities Act of 1933, as amended.

(h)	“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

All capitalized terms used and not otherwise defined herein shall have the meaning ascribed to them in the Trust Agreement.

13.	NOTICES

All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received and shall be given to the following addresses (or such other addresses as to which notice is given):

To the Trust: Alaia Market Linked Trust c/o Alaia Capital, LLC 10 Corbin Drive Darien, CT 06820	To the Company: Beech Hill Securities, Inc. 880 Third Avenue, 16th Floor New York, NY, 10022

Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Series of Trust are separate and distinct from the assets and liabilities of each other Series of Trust and that no Series of Trust shall be liable or shall be charged for any debt, obligation or liability of any other fund, whether arising under this Agreement or otherwise.

14.	MISCELLANEOUS

(a)	No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties.

(b)	This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York.

(c)	This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

(d)	The parties may execute this Agreement or any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

(e)
If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(f)
In the event either party is unable to perform its obligations under the terms of this Agreement because of acts of God, strikes, equipment or transmission failure or damage reasonably beyond its control, or other causes reasonably beyond its control, such party shall not be liable for damages to the other party resulting from such failure to perform or otherwise from such causes.

(g)
The Company shall not be liable for any consequential, incidental, exemplary, punitive, special or indirect damages, whether or not the likelihood of such damages was known by the Company or its affiliates.

(h)
Any controversy or claim arising out of, or related to, this Agreement, its termination or the breach thereof, shall be settled by binding arbitration in the State of New York, in accordance with the rules then obtaining of FINRA, and the arbitrators’ decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(i)	Section and paragraph headings used in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

(j)
Each of the undersigned expressly warrants and represents that they have full power and authority to sign this Agreement on behalf of the party indicated and that their signature will bind the party indicated to the terms hereof.

 [Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized persons, as of the day and year first above written.

ALAIA MARKET LINKED TRUST, a Delaware statutory trust, on behalf of each Series of Trust

By:
Name:
Title:

BEECH HILL SECURITIES, INC. as the Company

By:
Name: Vincent Iannuzzi
Title: Chief Financial Officer and
Chief Operating Officer

[Signature Page to Principal Underwriting Agreement]

SCHEDULE A

List of Series of Trust

Schedule A-1